                                                               EXHIBIT 21.1

                      Subsidiaries of the Registrant

                                                                   Jurisdiction
                                                                        of
Name                                                              Incorporation
----                                                              --------------
Riverstone Networks Limited...................................... United Kingdom
Blue Coast Software..............................................   California
The OASys Group, Inc. ...........................................   California